UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)       June 27, 2007

INSPIRE PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

     Delaware                                    000-31135                            04-3209022
(State or Other Jurisdiction                   (Commission                                  (IRS Employer
           of Incorporation)                            File Number)                              Identification No.)

4222 Emperor Boulevard, Suite 200, Durham, North Carolina            27703-8466
(Address of Principal Executive Offices)                                                     (Zip Code)

Registrant's telephone number, including area code          (919) 941-9777

____________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On June 27, 2007, Inspire Pharmaceuticals, Inc. ("Inspire") entered into a First Amendment to Loan and Security Agreement (the "First Amendment") by and among Inspire, Merrill Lynch Business Financial Services Inc. ("Merrill") and Silicon Valley Bank ("SVB") (each of Merrill and SVB individually, a "Lender", and, collectively, the "Lenders"). Inspire entered into the First Amendment primarily to allow it greater flexibility in the event additional cash is necessary or desirable to finance activities associated with the commercial launch of AzaSite™ (azithromycin ophthalmic solution) 1% for bacterial conjunctivitis.

The First Amendment amends the terms of the Loan and Security Agreement (the "Loan Agreement") dated December 22, 2006, by and among Inspire and the Lenders. Pursuant to the terms of the First Amendment, Inspire has the right to draw upon a new, supplemental term loan facility in a principal amount of up to $20,000,000. Each advance under the supplemental term loan facility shall be in a minimum amount of $1,000,000. The draw period for the new, supplemental loan facility extends through December 31, 2007 pursuant to the terms of the First Amendment, unless there is an earlier event of default (the "Supplemental Draw Period").

As with the existing term loan facility under the Loan Agreement, the loan commitment for the supplemental term loan facility is secured by virtually all of Inspire's assets, with the exception of Inspire's intellectual property (but including all accounts, license and royalty fees and other revenues and proceeds arising from Inspire's intellectual property). Inspire must continue to maintain certain percentages of its cash, cash equivalents and marketable securities (collectively, "Cash Equivalents") in its depository and operating accounts and security accounts at SVB or its affiliates under the Loan Agreement, depending on the level of Inspire's cash, cash equivalents and marketable securities at the time.

Furthermore, under the terms of the First Amendment, the liquidity levels that Inspire is required to maintain, relative to amounts outstanding under the Loan Agreement, have been revised for the remainder of the term of the Loan Agreement. From the date of the First Amendment through December 31, 2007, Inspire will need to maintain a 1:1 ratio of liquid assets (Cash Equivalents and other similar assets) to amounts outstanding under the Loan Agreement, with a maximum of $8,000,000 outstanding under the supplemental term loan facility counting as outstanding for purposes of calculating such ratio. Thereafter, such liquidity ratio will increase to 1.35:1 (i.e., Inspire will be required to hold $1.35 in liquid assets for each $1.00 borrowed under the Loan Agreement). However, if Inspire closes on and has received proceeds from a $35,000,000 round of new equity financing then from and after January 1, 2008, all outstanding supplemental term loan advances will be excluded from the calculations of the liquidity ratio.

Effective with the closing of the First Amendment, Inspire has drawn the remaining portion of the existing $40,000,000 term loan facility. Because Inspire has drawn the maximum $40,000,000 under the existing term loan facility, if it borrows $8,000,000 or more under the supplemental term loan facility prior to December 31, 2007, it will need to maintain a minimum of $48,000,000 of liquid assets until December 31, 2007 (assuming no prepayment of principal under either facility prior to such date).

Funds drawn from the $20,000,000 commitment limit under the supplemental term loan facility may not be re-borrowed by Inspire once re-paid. The maturity date for all loan advances under the supplemental term loan facility matches that of the existing loan facility: March 1, 2011 (the "Maturity Date"). Interest accrues on the unpaid principal amount of each loan advance under the supplemental term loan facility at a per annum rate equal to the United States Treasury note yield (for a sixty (60) month note) plus 4.5%. Repayment of each advance by Inspire under the supplemental term loan facility follows the same schedule as under the existing term loan facility, with six (6) monthly installments of interest only (commencing with the first month following the month during which the advance occurs), followed by equal monthly installments of principal and interest such that the total principal amount of such advance and the accompanying interest is fully repaid by the Maturity Date. Inspire has the right to prepay the principal of any advance under the supplemental term loan facility in whole or in part, in minimum incremental amounts of $1,000,000, upon providing fifteen (15) days advance written notice to SVB in its capacity as agent for the Lenders. Any prepayment of an advance under the supplemental term loan facility prior to the second anniversary of such advance also requires the payment of a penalty equal to 2% of the principal being prepaid. Any repayment of principal by Inspire under the supplemental term loan facility (whether prepaid or not) must be accompanied by interest accrued to date on such principal and by a final payment equal to 2% of the principal amount being repaid. As with the existing term loan facility, any portion of the $20,000,000 supplemental term loan facility commitment that is not borrowed by Inspire prior to the end of the Supplemental Draw Period is subject to a 1% fee. In addition, there is a non-refundable commitment fee of $50,000 with respect to the supplemental term loan facility.

Extensions of credit under the supplemental term loan facility are also subject to the same conditions as under the existing term loan facility, including the non-occurrence of any events of default, which encompass, in addition to customary financial condition or loan-related defaults, the uncured breach of Inspire's agreements with either Allergan, Inc. or FAES Farma, S.A. which permits either such party to terminate either such agreement. Each Lender's commitment to extend term loans under either of the existing term loan or supplemental term loan facilities may also be terminated by such Lender upon the occurrence, in the good faith business judgment of such Lender, of a material impairment of its security interest in the collateral, a material impairment of Inspire's prospective ability to repay borrowed amounts, or a material adverse change in the business, operations or condition (financial or otherwise) of Inspire.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under a Off-Balance
                     Sheet Arrangement of a Registrant.

See the disclosure under Item 1.01 above, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                         Inspire Pharmaceuticals, Inc.

                                                                         By: /s/ Christy L. Shaffer
                                                                               Christy L. Shaffer,
                                                                               President and Chief Executive Officer

Dated: June 28, 2007